Exhibit 5.1
[DRAFT]
[Wilson Sonsini Goodrich & Rosati Letterhead]
                         , 2006
The Go Daddy Group, Inc.
14455 N. Hayden Road, Suite 219
Scottsdale, Arizona 85260
Re: Registration Statement on Form S-1
Ladies and Gentlemen:
     We are acting as counsel to The Go Daddy Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-134094), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission to register up to $[                         ] of shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), including shares of Class A Common Stock that may be sold by the Company and the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) and shares of the Class A Common Stock that may be sold by one of the Selling Stockholders pursuant to an over-allotment option to be granted by such Selling Stockholder to the underwriters (collectively, the “Shares”), under the Securities Act of 1933, as amended. The shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the underwriting agreement referred to in the Registration Statement (the “Underwriting Agreement”).
     As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
     Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Company and the Selling Stockholders have been duly authorized by the Company, and the Shares to be registered for sale by Selling Stockholders are, and the Shares to be registered for sale by the Company, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be, validly issued, fully paid and nonassessable under the Delaware General Corporation Law.
     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.
Very truly yours,
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation